Exhibit 99.1

hhgregg Announces Preliminary Fiscal Third Quarter Sales and Updates

Fiscal 2011 Guidance

Company Announces Plans to Enter Chicago, Illinois Market

INDIANAPOLIS, January 6, 2011 (BUSINESS WIRE) — Indianapolis-based appliance and electronics retailer, hhgregg, Inc. (NYSE:HGG) today announced preliminary sales results for the fiscal third quarter ended December 31, 2010 and updated fiscal 2011 guidance. The company also announced upcoming investor meetings and details of its fiscal third quarter earnings conference call.

For the fiscal third quarter 2011, the Company estimates net sales to be $653.7 million, an increase of approximately 30.6% as compared to the $500.4 million of net sales reported in the fiscal third quarter last year. Fiscal third quarter comparable store sales are estimated to decrease 6.2%, with the video category expected to decrease 5.9%, the appliance category expected to decrease 5.7%, and the other category expected to decrease 7.9%. Fiscal third quarter 2011 earnings were negatively impacted by lower than expected demand in emerging technologies in the video category which led to reduced video margins, as well as continued macro economic pressures on the appliance category.

Dennis May, President and CEO commented, “While we are pleased with our overall sales and market share gains in the video category, our mix of video product was different than our expectations going into the holiday selling season. Industry sales from newer technologies like LED and 3D TV increased less than expected, and our mix of entry point televisions was higher than anticipated which negatively impacted our merchandise gross margin.”

All figures in this release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. Further details of these results will be provided in the company’s earnings release and conference call discussed in more detail in this release.

Updated Fiscal 2011 Guidance

In light of the preliminary fiscal third quarter sales results, the Company now anticipates that annual net income per diluted share will be $1.15 to $1.23 in fiscal 2011. This compares to previous guidance of net income per diluted share of $1.30 to $1.45. This updated guidance represents a 11.7% to 19.4% increase over net income per diluted share for the prior year. The Company’s revised fiscal 2011 (year ending March 31, 2011) guidance comprises the following:

•	fiscal 2011 comparable store sales decrease of negative 3% to negative 1%, as compared to previous guidance of negative 1% to positive 2%

•	fiscal 2011 net sales increase of 38% to 40%, as compared to a previous guidance of net sales increase of 40 to 45%

•	43 new store openings in fiscal 2011

FY 2012 Growth Plans

The Company continues to develop its pipeline for new stores for fiscal year 2012. As previously mentioned, the Company expects to open between 35 and 45 new stores in fiscal year 2012. The majority of these openings are expected to be in the following markets:

•	Chicago, Illinois
•	Miami, Florida
•	Western Pennsylvania, including the Pittsburgh, Pennsylvania market

Dennis May, President and CEO commented, “We continue to be pleased with our new store performance despite challenging economy and current industry headwinds. Our new store productivity remains strong and we continue to identify and secure exciting new locations which continue to move us another step closer towards our goal of becoming a national retailer.”

Company to Present at 13th Annual ICR XChange Conference

The Company will be presenting at the 13th Annual ICR XChange Conference, held at the St. Regis Monarch Beach Resort and Spa, in Dana Point, California on Wednesday January 12, 2011 at 1:15 p.m. Pacific Time. Dennis L. May, President and Chief Executive Officer and Jeremy J. Aguilar, Chief Financial Officer, will host the presentation. A webcast of the presentation may be accessed at: http://investor.shareholder.com/icr/2011/eventdetail.cfm?eventid=90408 or by accessing the Events section of our investor relations website at: http://ir.hhgregg.com/events.cfm. The webcast will be available until February 12, 2011.

Conference Call to Discuss Full Operating Results for Fiscal Third Quarter 2011

The Company will announce full operating results for its fiscal third quarter 2011 on Tuesday, February 8, 2011. A conference call to discuss the operating results is scheduled to begin at 9:00 a.m. EDT on the same day. Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto the Company’s investor relations page at www.hhgregg.com. The call can also be accessed over the phone by dialing (877) 304-8963. Callers should reference the hhgregg second quarter earnings call. A replay of the earnings call will be available on the Company’s website through March 8, 2011.

About hhgregg

hhgregg is a specialty retailer of consumer electronics, home appliances and related services operating under the name hhgregg(TM). hhgregg currently operates 173 stores in Alabama, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Mississippi, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and Virginia.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.

hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the effect of general and regional economic and employment conditions on its net sales; competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the Company’s key management personnel and its ability to attract and retain qualified sales personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company’s central distribution centers; changes in cost for advertising; and changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on May 27, 2010. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

SOURCE: hhgregg, Inc.

hhgregg, Inc.

Andy Giesler, Vice President of Finance, 317-848-8710

investorrelations@hhgregg.com